Exhibit 10.4

NII HOLDINGS, INC.

Nonqualified Stock Option Agreement

(NII Employees)

WHEREAS, «FIRST_NAME» «LAST_NAME» (the “Optionee”) is an employee of NII Holdings, Inc. (the “Company”) or one of its Subsidiaries;

WHEREAS, the execution of a stock option agreement in the form hereof has been authorized to establish and evidence the principal terms and conditions applicable to an option grant made to Optionee on «Day» «Month», «Year» (the “Date of Grant”) pursuant to authorization by a resolution of the Compensation Committee of the Board of Directors (the “Committee”) of the Company that was duly adopted on June 26, 2015; and

WHEREAS, the option granted to Optionee by resolution of the Committee, on the terms set forth herein, is intended to be a nonqualified stock option and shall not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Internal Revenue Code of 1986 (the “Code”).

NOW, THEREFORE, pursuant to and subject to the Company’s 2015 Incentive Compensation Plan and any successor plan (the “Plan”) and subject to the terms and conditions thereof and the terms and conditions hereinafter set forth, the Company hereby grants to the Optionee a nonqualified stock option (the “Option”) to purchase «TARGET» shares of the Company’s Common Stock, par value $.001 per share (“Common Stock”), at an exercise price per share of Common Stock equal to [$], such price being the Fair Market Value of the Common Stock on the Date of Grant (“Option Price”).

1.          Vesting of Option.

(a)          Unless terminated as hereinafter provided, the Option shall become exercisable (or “vest”) with respect to thirty three and one third percent (33 1/3%) of the shares of Common Stock covered hereby on each of the first, second and third anniversaries of the Date of Grant, in each case for so long as the Optionee remains in the continuous employ of the Company or any Subsidiary.

(b)          Notwithstanding the provisions of Section 1(a) hereof, the Option shall become immediately and fully exercisable if the Optionee (i) dies or becomes disabled (within the meaning of Code Section 22(e)(3)) while in the employ of the Company or any Subsidiary or (ii) retires from employment with the Company or any Subsidiary at or after age 65 or at an earlier age with the consent of the Committee.

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(c)           Notwithstanding the provisions of Section 1(a) hereof, the Option shall become exercisable (or “vest”) with respect to a pro-rata portion of the shares of Common Stock covered hereby if the Optionee’s employment with the Company or an Affiliate is terminated by the Company or such Affiliate without Cause and neither Section 1(b) nor Section 4 applies.  Such pro-rata portion shall be equal to the product of (i) the number of shares of Common Stock covered hereby that remain unvested as of the date of termination, multiplied by (ii) a fraction, the numerator of which is the number of days that have elapsed from (A) the Date of Grant, if the Optionee’s employment with the Company or an Affiliate is terminated by the Company or such Affiliate without Cause prior to the first anniversary of the Date of Grant, or (B) the anniversary of the Date of Grant immediately preceding the date of termination, if the Optionee’s employment with the Company or an Affiliate is terminated by the Company or such Affiliate without Cause on or after the first anniversary of the Date of Grant, and the denominator of which is (x) 1,095, if the date of termination occurs prior to the first anniversary of the Date of Grant, (y) 730, if the date of termination occurs on or after the first anniversary of the Date of Grant, but prior to the second anniversary of the Date of Grant, or (z) 365, if the date of termination occurs on or after the second anniversary of the Date of Grant, but prior to the third anniversary of the Date of Grant.

(d)          To the extent that the Option shall have become exercisable in accordance with the terms of this Section 1, it may be exercised in whole or in part from time to time thereafter.

2.          Termination of Option.  The Option shall terminate automatically and without further notice on the earliest of the following dates:

(a)          Ninety days after the date on which the Optionee ceases to be an employee of the Company or any Subsidiary for any reason other than death or disability or retirement at or after age 65 or at an earlier age with the consent of the Committee;

(b)          one year after the date on which the Optionee ceases to be an employee of the Company or any Subsidiary by reason of death or disability or retirement at or after age 65 or at an earlier age with the consent of the Committee; or

(c)          ten years after the Date of Grant;

provided, however, if the Optionee commits an act that the Committee determines to have been intentionally committed and detrimental to the interests of the Company or any Subsidiary, the Option shall terminate on the date of that determination notwithstanding any of the foregoing provisions of this Section 2.

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3.          Payment of Option Price and Tax Withholding.  If the Company or a Subsidiary shall be required to withhold any federal, state, local or foreign income, employment or other tax in connection with any exercise of the Option, the Optionee shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof concurrent with the payment of the Option Price pursuant to this Section 3.  The Option Price and any required tax withholding shall be payable (a) in cash in the form of currency or check or other cash equivalent acceptable to the Company, (b) for only the Option Price, by actual or constructive transfer to the Company of nonforfeitable, nonrestricted shares of Common Stock that have been owned by the Optionee for at least six months prior to the date of exercise, or (c) by any combination of the methods of payment described in Sections 3(a) and 3(b) hereof.  Nonforfeitable, nonrestricted shares of Common Stock that are transferred by the Optionee in payment of all or any part of the Option Price shall be valued on the basis of their Fair Market Value as of the day preceding the exercise date.  The requirement of payment in cash shall be deemed satisfied if the Optionee makes arrangements that are satisfactory to the Company with a broker that is a member of the National Association of Securities Dealers, Inc. to sell a sufficient number of the shares of Common Stock, which are being purchased pursuant to the exercise, so that the net proceeds of the sale transaction will at least equal the amount of the aggregate Option Price and tax withholding and pursuant to which the broker undertakes to deliver to the Company the amount of the aggregate Option Price and tax withholding not later than the date on which the sale transaction will settle in the ordinary course of business.

4.          Change in Control.  Upon a Change in Control this Option shall become immediately and fully exercisable if the Option is not assumed, replaced or converted to an equivalent award by the entity that survives or otherwise results from the Change in Control (the “surviving entity”) (or an affiliate thereof) for securities tradable on an established securities market.  If the Option is assumed, replaced or converted to an equivalent award by the surviving entity (or an affiliate thereof) for securities tradable on an established securities market (a “Replacement Award”), any such Replacement Award shall be vested in the circumstances described in Section 1(b) or if, within twelve (12) months after a Change in Control, (a) the Optionee’s employment with the surviving entity or any affiliate thereof is terminated by the surviving entity or any affiliate thereof without Cause and not in the circumstances described in the following sentence, or (b) the Optionee voluntarily terminates his or her employment with the surviving entity or any affiliate thereof for Good Reason.  Such Replacement Award shall not become fully exercisable if, the Optionee’s employment with the surviving entity or any affiliate is terminated within twelve (12) months after a Change in Control for Cause or because of the Optionee’s voluntary withdrawal from employment for any reason other than (a) Good Reason or (b) the circumstances described in Section 1(b).  For the avoidance of doubt, neither any change in the national

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securities exchange on which the Common Stock is listed, nor the Common Stock ceasing to be listed on a national securities exchange, shall constitute in and of itself a Change in Control.

For purposes of this agreement, Good Reason shall be defined as one or more of the following conditions arising without the Optionee’s consent:

(a)          A material reduction in the Optionee’s authority, duties or responsibilities in effect on the date of the Change in Control;

(b)          A material reduction in the Optionee’s base salary in effect on the date of the Change in Control;

(c)          A material reduction in the Optionee’s target bonus opportunity as compared to the Optionee’s target bonus opportunity in effect on the date of the Change in Control;

(d)          A material reduction in the Optionee’s target long-term incentive compensation opportunity as compared to the Optionee’s target long-term incentive compensation opportunity in effect on the date of the Change in Control;

(e)          A relocation of the Optionee’s principal office more than forty (40) miles away from the location of the Optionee’s principal office on the date of the Change in Control; or

(f)          Any other action or inaction that constitutes a material breach by the surviving entity or affiliate thereof of any written agreement under which the Optionee provides services.

Notwithstanding the foregoing, a condition will not constitute “Good Reason,” unless, prior to the Optionee’s termination of his or her employment: (1) the Optionee provides written notice to the Company, Affiliate, surviving entity or affiliate thereof by which he or she is employed of the condition that he or she believes constitutes “Good Reason” within ninety (90) days of the occurrence of the condition, (2) the Optionee thereafter provides at least thirty (30) days for the Company, Affiliate, such surviving entity or affiliate thereof to cure the condition that he or she believes constitutes “Good Reason,” and (3) if such condition is not cured within such thirty (30) day period, the Optionee terminates his or her employment not later than ten (10) days after the end of such thirty (30) day period.

5.          Compliance with Law.  The Company shall make reasonable efforts to comply with all applicable United States federal and state securities laws, as well as foreign laws, where applicable; provided, however, notwithstanding any

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other provision of this agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such law.

6.          Transferability and Exercisability.  Neither the Option nor any interest therein may be transferred by the Optionee except by will or the laws of descent and distribution or as otherwise permitted by the Plan, and except as otherwise permitted by the Plan, the Option may not be exercised during the lifetime of the Optionee except by the Optionee or, in the event of the Optionee’s legal incapacity, by the Optionee’s guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under applicable law.

7.          Change in Capital Structure.  In accordance with the terms of the Plan, the terms of this Award shall be adjusted as the Committee determines is equitably required in the event (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares, (ii) engages in a transaction to which Section 424 of the Code applies, or (b) there occurs any other event which, in the judgment of the Committee necessitates such action.  Any such adjustment shall be made in compliance with Treasury Regulation Section 1.424-1 and Code Section 409A.

8.          Right to Terminate Employment and Change Employment Terms.  No provision of this agreement shall confer on the Optionee any right to continue in the employ or service of the Company or any Subsidiary or in any way affect any right or power that the Company or any Subsidiary may otherwise have to terminate the employment or service of the Optionee or to change any terms of the Optionee’s employment at any time with or without assigning a reason therefore.

9.         Relation to Other Benefits.  Any economic or other benefit to the Optionee under this agreement or the Plan shall not be taken into account in determining any benefits to which the Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.

10.         Amendments.  Any amendment to the Plan effected after the date hereof shall be deemed to be an amendment to this agreement to the extent that the amendment is applicable hereto; provided, however, that no such amendment shall adversely affect the right of the Optionee with respect to the Option without the Optionee’s consent.

11.         Severability.  In the event that one or more of the provisions of this agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other

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provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

12.         Governing Law, Personal Jurisdiction and Service.  This agreement shall be governed by, and interpreted in accordance with the internal substantive laws of the State of Delaware, without giving effect to the principles of conflicts of law.  Each party hereto irrevocably submits itself to the exclusive personal jurisdiction of the Federal and State courts sitting in the State of Delaware, and hereby waives any claims it may have as to inconvenient forum.  Each party hereto also agrees that service of process may be achieved by any form of mail addressed to the party to be served and requiring a signed receipt, at the address provided in Section 15 of this agreement or to the address provided to the Company or any Subsidiary.

13.         Capitalized Terms.  Capitalized terms that are used but not defined herein are used herein as defined in the Plan.

14.         Data Privacy Consent.  As a condition of the grant of the Option, the Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this Section 14 by and among, as applicable, the Optionee’s employer, the Company and its Subsidiaries and Affiliates, for the exclusive purposes of implementing, administering and managing the Optionee’s participation in the Plan.  The Optionee understands that the Company and its Subsidiaries hold certain personal information about him or her, including his or her name, home address and telephone number, date of birth, social security or identity number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the purpose of managing and administering the Plan (“Data”).  The Optionee further understands that the Company and/or its Subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of his or her participation in the Plan, and that the Company and/or any of its Subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan.  The Optionee understands that these recipients may be located in the U.S., South America, or elsewhere.  He or she authorizes them to receive, possess, use, retain and transfer, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer to a broker or other third party with whom he or she may elect to deposit any shares of stock acquired upon exercise of the Option, such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on his or her behalf.  The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan.  The Optionee

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understands that the Optionee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Corporate Secretary.  The Optionee understands, however, that refusing or withdrawing the Optionee’s consent may affect his or her ability to participate in the Plan.  For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that the Optionee may contact the Optionee’s local human resources representative.

15.         Notice.  Any notice or other communication given pursuant to this agreement shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

If to the Company:	NII Holdings, Inc.
1875 Explorer Street, Suite 800
Reston, VA 20190
Attn: Shana C. Smith, Corporate Secretary

If to Optionee:	The personal address on file with the Human Resources Department of the Company or its Subsidiary

Any such notice shall be deemed to have been given (a) on the date of postmark, in the case of notice by mail, or (b) on the date of delivery, if delivered in person.

16.         Fractional Shares.  Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle the Optionee to a fractional share such fraction shall be disregarded.

17.         Conflicts.  In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this agreement, the provisions of the Plan shall govern.  All references herein to the Plan shall mean the Plan as in effect on the date hereof.

18.         Optionee Bound by Plan.  The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

19.         Confidentiality.  Optionee agrees that, as a condition of receiving the Option, Optionee shall not, unless otherwise required by law, discuss or otherwise disclose to any person or entity any information contained in this Award, including

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but not limited to the fact that Optionee received the Award and the Option granted herein.

[Signatures are located on the next page.]

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IN WITNESS WHEREOF, the Company has caused this agreement to be signed on its behalf as of «Month» «Day», «Year».

NII HOLDINGS, INC.

By:
Name:
Title:

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The undersigned Optionee hereby acknowledges receipt of an executed original of this agreement and accepts the Option granted hereunder, subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.

OPTIONEE

Name: «FIRST_NAME» «LAST_NAME»

Date:

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